ARTICLE XI:  STOCK

Section 1 – Certificated and Uncertificated Shares: The shares of stock of the Corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated             shares. Every owner of certificated shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by law, the Articles of Incorporation of the Corporation or by these Bylaws. Each certificate shall be numbered and shall be entered on the stock records of the Corporation and registered as they are issued, and shall be signed, in the name of the Corporation, by the Chairman of the Board, Vice Chairman, if any, President or one of the Vice Presidents and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; and shall be sealed with the seal of the Corporation or a facsimile thereof, or by such officers as the Board of Directors may designate.

Section 2 – Facsimile Signatures: When a certificate is countersigned (1) by a transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of any such Chairman of the Board, Vice Chairman, if any, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation..

Section 3 — Stock - Preferred and Common: The designations, relative rights, preferences, limitations and voting powers, or restrictions, or qualifications of the shares of Preferred Stock and Common Stock shall be as set forth in the Articles of Incorporation of the Corporation.

Section 4 — Replacing Certificates: In case of the alleged loss, theft or destruction of any certificate of shares of stock and the submission of proper proof thereof, a new certificate may be issued in lieu thereof upon delivery to the Corporation by the owner or legal representative of a bond of indemnity against any claim that may be made against the Corporation on account of such alleged lost, stolen or destroyed certificate or such issuance of a new certificate.

Section 5 – Stock Records and Transfers of Stock: Transfers of shares of stock of the Corporation shall be made by the transfer agent and registrar on the Books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Subject to the foregoing, the Board of Directors shall have power and authority to adopt resolutions as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

The Board of Directors may fix a date preceding the date fixed for any meeting of the shareholders or any dividend payment date or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date for any other action, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of stock or to take such other action, as the case may be, notwithstanding any transfer of shares on the records of the Corporation or otherwise after any such record date fixed as aforesaid. The record date so fixed by the Board shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting of the shareholders, nor more than sixty (60) days before any other action. If the Board of Directors does not fix a date of record, as aforesaid, the record date shall be as provided by law.

Section 6 – Registered Shareholders: The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.